Exhibit 10.2

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”) is entered into as of September 25, 2026, by and among Eagle Equity Partners IV, LLC, a Delaware limited liability company (“Eagle”), Bold Eagle Acquisition Corp., a Cayman Islands exempted company (“Parent”), each of the undersigned individuals, each of whom is a member of Parent’s board of directors and/or management team (the “Management Owners,” and collectively with Eagle, the “Sponsor Parties,” and each, a “Sponsor Party”), and REDL Intermediate Holdings, LLC, a Delaware limited liability company (the “Company”). Each of the Sponsor Parties, Parent and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Company, BEAC Merger Sub, LLC (“Merger Sub”), and, solely for the purposes of Section 6.9(e) of the Business Combination Agreement (as defined below), REDL Ultimate Holdings, LP, are entering into that certain Business Combination Agreement (as it may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things and subject to the terms and conditions set forth therein, Parent will domesticate as a Delaware corporation and, by virtue of the Domestication, Parent Class A Shares will be automatically converted into shares of PubCo Common Stock, and, following the Domestication, Merger Sub will merge with and into the Company, with the Company as the surviving company and, after giving effect to the Merger, becoming a wholly owned Subsidiary of Parent, in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement;

WHEREAS, each Sponsor Party is the record and beneficial owner of the number and class or series (as applicable) of Equity Interests of Parent set forth opposite such Sponsor Party’s name on Exhibit A hereto (the “Parent Ordinary Shares,” and together with any other Equity Interests of Parent that such Sponsor Party acquires record or beneficial ownership of after the date hereof, including in connection with the Unit Separation, Rights Conversion, Parent Class B Share Conversion and other Transactions, collectively, the “Subject Parent Equity Interests”);

WHEREAS, in consideration for the benefits to be received by the Sponsor Parties under the terms of the Business Combination Agreement, and as a material inducement to the Company agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement, each Sponsor Party agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Parties acknowledge and agree that Parent and the Company would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without each Sponsor Party entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Agreement to Vote. During the period commencing on the date hereof and ending on the earlier of (a) the Closing, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with its terms, and (c) the liquidation of Parent prior to the Closing (the “Restricted Period”), each Sponsor Party, in its capacity as a Parent Shareholder, hereby irrevocably agrees, at any meeting of the Parent Shareholders duly called and convened in accordance with the Organizational Documents of Parent, whether or not adjourned and however called, including at the Parent Shareholder Meeting or otherwise, and in any action by written consent of the Parent Shareholders, (i) to vote, or cause to be voted, or execute and return, or cause to be executed and returned, an action by written consent with respect to, as applicable, all of the Subject Parent Equity Interests in favor of each of the Parent Proposals and other Transactions, in each case, to the extent the Subject Parent Equity Interests are entitled to vote thereon or consent thereto, (ii) when such meeting is held, appear at such meeting or otherwise cause the Subject Parent Equity Interests to be counted as present thereat for the purpose of establishing a quorum, (iii) to the fullest extent permitted under applicable Law, waive any dissenters, appraisal or other similar rights, whether such rights are afforded by Law or Contract, in respect of the Parent Proposals and other Transactions, (iv) to vote against, or cause to be voted against, or withhold consent, or cause consent to be withheld, with respect to, as applicable, (A) any Alternative Proposal or Alternative Transaction or (B) any transactions that would materially impede the consummation of the transactions contemplated by the Parent Proposals or other Transactions and (v) not to (A) act in concert with any Person to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the proxy solicitation rules of the U.S. Securities and Exchange Commission) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any Subject Parent Equity Interests in connection with any vote or other action, other than to recommend that the Parent Shareholders vote in accordance with this Section 1, or (B) request that Parent register the Transfer (book-entry or otherwise) of any certificated or uncertificated interest representing any Subject Parent Equity Interests during the term of this Agreement without the prior written consent of the Company, in its sole discretion, other than pursuant to a Transfer permitted by Section 5. Such Sponsor Party further agrees (x) not to take any action intended to solicit, initiate or knowingly encourage any action or continue or engage in discussions or negotiations with, any Person (other than the Company and its Affiliates or Representatives with respect to the Transactions) concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any Alternative Proposal, (y) if such Sponsor Party receives any inquiry or proposal regarding an Alternative Proposal, to promptly notify the Company and Parent of such facts and circumstances and (z) to immediately cease any and all existing discussions or negotiations with any Person (other than the Company and its Affiliates and Representatives with respect to the Transactions) conducted prior to the date hereof or with respect to, or which is reasonably likely to give rise to or result in, an Alternative Proposal.

2. Waiver of Anti-Dilution Protection. Each Sponsor Party hereby (a) waives, subject to, and conditioned upon, the occurrence of the Closing (for himself, herself or itself and for his, her or its successors, heirs and assigns), and (b) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate that the Parent Class B Shares held by it convert into Parent Class A Shares in connection with the Parent Class B Share Conversion. Parent hereby acknowledges and agrees to such waiver. For the avoidance of doubt, in connection with the Parent Class B Share Conversion, the Parent Class B Shares shall convert into Parent Class A Shares on a one-to-one basis. The waiver specified in this Section 2 shall be applicable only in connection with the Transactions and shall be void and of no force and effect upon the end of the Restricted Period, other than the end of the Restricted Period as a result of the Closing (in which event such waiver shall remain in full force and effect).

3. Sponsor Earn-Out Shares. Eagle hereby agrees that immediately prior and subject to the Merger Effective Time, 2,035,000 of the Parent Ordinary Shares owned beneficially or of record by Eagle as of the date of this Agreement (such Parent Ordinary Shares, as (following the Redemption, Unit Separation, Rights Conversion and Parent Class B Share Conversion) converted to shares of PubCo Common Stock in accordance with the Business Combination Agreement, the “Sponsor Earn-Out Shares”), will become subject to the vesting conditions, obligations and rights set forth in Section 3.3 of the Business Combination Agreement. Following the Closing, PubCo shall place appropriate legends on the Sponsor Earn-Out Shares reflecting the vesting conditions set forth in Section 3.3 of the Business Combination Agreement.

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4. Transfer of Lock-Up Shares. Each Sponsor Party agrees that it shall not (a) Transfer the Parent Class B Shares (including the Parent Class A Shares and shares of PubCo Common Stock issued upon conversion thereof pursuant to the terms of the Business Combination Agreement) or the Parent Private Placement Shares (including the shares of PubCo Common Stock issued upon conversion thereof pursuant to the terms of the Business Combination Agreement) owned by such Sponsor Party as of the date hereof or acquired by such Sponsor Party after the date hereof (the “Lock-Up Shares”), (b) enter into (i) any (x) option, warrant or purchase right, (y) swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares or (z) other Contract that could, in each case (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require such Sponsor Party to Transfer the Lock-Up Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or transfer of the Lock-Up Shares that is inconsistent with this Agreement, (c) exercise any redemption rights with respect to any Parent Ordinary Shares held by it or (d) enter into any Contract to take, or cause to be taken, any of the actions set forth in clauses (a) or (c), in each case, until the earlier of (A) 180 days after the Closing Date and (B) the date following the Closing Date on which a PubCo Sale is consummated (the “Lock-Up Period”). For purposes of this Agreement, “Transfer” means any direct or indirect sale, transfer, distribution, assignment, pledge, mortgage, exchange, hypothecation, hedge, grant of a security interest or encumbrance in or disposition of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise); provided, however, that a direct or indirect transfer or change in ownership of such Sponsor Party (whether by sale, issuance of equity securities, grant, hypothecation, pledge or otherwise) shall not be deemed a “Transfer.” In the event of any change in the shares of Parent or PubCo, as the case may be, by reason of any reclassification, recapitalization, reorganization, share split (including a reverse share split) or subdivision or combination, exchange or readjustment of shares, or any dividend or distribution, merger or other similar change in capitalization, the term “Lock-Up Shares” shall be deemed to refer to and include such shares as well as all such dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. Following the Closing, PubCo shall place appropriate legends on the Lock-Up Shares reflecting the restrictions set forth in this Section 4 and deliver stop transfer instructions to the Transfer Agent with respect to the Lock-Up Shares.

5. Notwithstanding the provisions set forth in Section 4 above, Transfers of the Lock-Up Shares by such Sponsor Party or his, her or its permitted transferees (that have complied with this Section 5), are permitted:

(a) to Parent’s or PubCo’s officers or directors or their respective Affiliates;

(b) to any members, managers, officers, or directors of Eagle or their respective Affiliates;

(c) to any Affiliates of such Sponsor Party, any shareholder, partner or member of such entity or their Affiliates, any investment fund or other entity managing or managed by such entity or any Affiliate of such entity, or who shares a common investment advisor of such entity;

(d) if such Sponsor Party is a natural person, (i) by gift to a member of such Sponsor Party’s immediate family or to a trust, the beneficiary of which is a member of Sponsor Party’s immediate family, an Affiliate of such individual or to a charitable organization, (ii) by virtue of laws of descent and distribution upon death of such Sponsor Party or (iii) pursuant to a qualified domestic relations order;

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(e) by virtue of the laws of the Cayman Islands or Delaware, or Eagle’s Organizational Documents upon dissolution of Eagle; and

(f) the entry, by any Sponsor Party, at any time after the Closing, of any trading plan providing for the sale of shares of PubCo Common Stock by such Sponsor Party, which trading plan meets the requirements of Rule 10b5-l(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any shares of PubCo Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

provided, however, that in the case of clauses (a) through (e), these permitted transferees must enter into a written joinder in the form attached to Exhibit B hereto agreeing to be bound by the transfer and other restrictions herein.

6. Other Agreements.

(a) Eagle agrees that, if as of immediately prior to the Merger Effective Time, Parent Transaction Expenses exceed $20,000,000 (or such reasonable higher cap as to be mutually agreed between Parent and the Company) (the “Expenses Cap”), Eagle shall waive the repayment of any Indebtedness owed to Eagle or its Affiliates that would cause the Parent Transaction Expenses, in the aggregate, to exceed the Expenses Cap.

(b) Each Sponsor Party agrees that such Sponsor Party will be bound by and subject to Section 11.16 (Trust Account Waiver) of the Business Combination Agreement to the same extent as such provisions apply to the Company, as if such Sponsor Party is directly party thereto.

(c) Each Sponsor Party understands and acknowledges that (i) Parent and the Company are entering into the Business Combination Agreement in reliance on such Sponsor Party entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and (ii) but for such Sponsor Party entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with the agreements, covenants and obligations contained in this Agreement, neither Parent nor the Company would have entered into the Business Combination Agreement.

(d) Each Sponsor Party agrees, while this Agreement is in effect, not to take or agree to commit to take any action that would make any representation and warranty of such Sponsor Party set forth in Section 7 of this Agreement inaccurate in any material respect or have the effect of preventing or restricting such Sponsor Party from performing his, her or its obligations under this Agreement.

(e) Each Sponsor Party is a party to that certain Registration Rights Agreement, dated as of October 23, 2024, among the Sponsor Parties and Parent (the “BEAC Registration Rights Agreement”). Each Sponsor Party that will directly hold shares of PubCo Common Stock as of immediately following the Closing is expected to enter into a new registration rights agreement with PubCo substantially in the form attached as Exhibit G to the Business Combination Agreement (the “New Registration Rights Agreement”). Effective as of the Closing, and conditioned upon the execution of the New Registration Rights Agreement by PubCo and each direct holder of Registrable Securities (as defined in the BEAC Registration Rights Agreement), each Sponsor Party, individually, hereby agrees that (i) the New Registration Rights Agreement shall supersede the BEAC Registration Rights Agreement and (ii) such Sponsor Party shall not have any rights pursuant to such BEAC Registration Rights Agreement.

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7. Sponsor Parties Representations and Warranties. Each Sponsor Party (severally and not jointly) represents and warrants to the Company and Parent, as of the date hereof, as follows:

(a) If such Sponsor Party is an entity, such Sponsor Party is an organization duly organized or formed, as applicable, validly existing and in good standing under the Laws of its jurisdiction of organization.

(b) Such Sponsor Party has the requisite entity power and authority (or, if such Sponsor Party is a natural person, such Sponsor Party has the legal capacity) to execute and deliver this Agreement, to perform his, her or its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. If such Sponsor Party is an entity, the execution and delivery of this Agreement has been duly authorized by all necessary limited liability company (or other similar) action on the part of such Sponsor Party. This Agreement has been duly and validly executed and delivered by such Sponsor Party and constitutes a valid, legal and binding agreement of such Sponsor Party (assuming that this Agreement is duly authorized, executed and delivered by the other Parties hereto), enforceable against such Sponsor Party in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Authority is required on the part of such Sponsor Party with respect to such Sponsor Party’s execution, delivery or performance (as applicable) of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of such Sponsor Party to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

(d) None of the execution or delivery of this Agreement by such Sponsor Party, the performance by such Sponsor Party of any of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) if such Sponsor Party is an entity, result in any breach of any provision of such Sponsor Party’s Organizational Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which such Sponsor Party is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which such Sponsor Party or any of his, her or its properties or assets are bound or (iv) result in the creation of any Lien upon such Sponsor Party’s Subject Parent Equity Interests, except, in the case of any of clauses (ii) through (iv) above, as would not adversely affect the ability of such Sponsor Party to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

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(e) Such Sponsor Party is the record and beneficial owner of the Subject Parent Equity Interests set forth opposite such Sponsor Party’s name on Schedule A hereto and has valid, good and marketable title to such Subject Parent Equity Interests, free and clear of all Liens (other than transfer restrictions under applicable securities Laws or under the Organizational Documents of Parent). Except for the Subject Parent Equity Interests, such Sponsor Party does not own, beneficially or of record, any Equity Interests of Parent or, except pursuant to the terms of the Organizational Documents of Parent or the Sponsor, have the right to acquire any Equity Interests of Parent. Except as disclosed in writing to the Company prior to the date of this Agreement or pursuant to the terms of the Organizational Documents of Parent or the Sponsor, no Affiliate of such Sponsor Party or Related Party to such Sponsor Party owns, beneficially or of record, any Equity Interests of Parent or has the right to acquire any Equity Interests of Parent. Such Sponsor Party has the sole right to vote (and provide consent in respect of, as applicable) the Subject Parent Equity Interests held by such Sponsor Party and, except as set forth in this Agreement, the Business Combination Agreement (including the Disclosure Schedules thereto), the Organizational Documents of Parent, and the Organizational Documents of such Sponsor Party if such Sponsor Party is an entity, such Sponsor Party is not party to or bound by (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require such Sponsor Party to Transfer any of the Subject Parent Equity Interests held by such Sponsor Party or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject Parent Equity Interests held by such Sponsor Party in a manner inconsistent with the requirements of this Agreement.

(f) There is no Action pending or, to such Sponsor Party’s knowledge, threatened against or involving such Sponsor Party or any of his, her or its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of such Sponsor Party to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations under this Agreement in any material respect.

(g) Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by a Sponsor Party with the SEC with respect to the beneficial ownership of the Subject Parent Equity Interests, such Sponsor Party is not currently (and at all times through the Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(h) Such Sponsor Party has not entered into any agreement or taken any action that would make any representation or warranty of such Sponsor Party contained herein untrue or incorrect in any material respect or have the effect of preventing such Sponsor Party from performing any of his, her or its obligations under this Agreement.

(i) Neither such Sponsor Party nor any of his, her or its Affiliates (i) owns, directly or indirectly, any equity interests or any other interests exercisable or convertible into any equity interests of any Person engaged in any business that is competitive with the Company and its Subsidiaries (a “Competing Business”) or (ii) is party to any Contract to acquire any equity interests or other interests exercisable or convertible into any equity interests of any Competing Business; provided that, for the purposes of this Section 7(i), such equity interests or any other interests exercisable or convertible into any equity interests shall not include any passive investment (in the ordinary course of business and not with the purpose nor with the effect of changing or influencing the control of such Competing Business, nor in connection with or as a participant in any transaction having such purpose or effect) of less than 5%, in the aggregate, of the outstanding shares or capital stock, as applicable, of any such Competing Business.

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8. Company’s Representations, Warranties and Covenants. The Company represents and warrants that, except pursuant to the Organizational Documents of the Company, it has not entered into any agreement with REDL Ultimate Holdings, LP, or any of its Affiliates that includes transfer restrictions on the Equity Interests of the Company held by such Person that are more favorable to such Person than the transfer restrictions set forth in Sections 4 and 5 of this Agreement, and the Company hereby agrees that it will not enter into any such agreement, and will not amend or waive the terms of any such agreement, unless such more favorable terms are offered to the Sponsor Parties.

9. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon (a) the earlier of the (i) termination of the Lock-Up Period, (ii) termination of the Business Combination Agreement in accordance with its terms and (iii) liquidation of Parent prior to the Closing, or (b) the mutual written agreement of each of the Parties. Upon such termination of this Agreement, all obligations of the Parties under this Agreement will terminate, without any liability or other obligation on the part of any Party hereto to any Person in respect hereof or the transactions contemplated hereby, and no Party hereto will have any claim against another (and no Person will have any rights against such Party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement will not relieve any Party hereto from liability arising in respect of any willful and material breach of, or actual fraud, in connection with, this Agreement prior to such termination. Notwithstanding the foregoing or anything to the contrary in this Agreement, Sections 9 to 19 of this Agreement will survive the termination of this Agreement, and, if this Agreement is terminated pursuant to clause (a)(i) above, Sections 3, 6(b) and 6(e) of this Agreement will also survive such termination. The representations and warranties in Section 7 of this Agreement will not survive the Closing and will terminate and expire upon the occurrence of the Closing (and there will be no liability after the Closing in respect thereof).

10. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) (a) by delivery in person, (b) by email (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message indicating that such email was not deliverable or not received by such intended recipient)), or (c) by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to any Sponsor Party, to:

c/o Eagle Equity Partners IV, LLC

955 Fifth Avenue

New York, NY 10075

Attn:
Email:

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020

Attn:
Email:

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If to Parent (prior to the Closing), to:

Bold Eagle Acquisition Corp.

955 Fifth Avenue

New York, NY 10075

Attn:
Email:

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020

Attn:
Email:

If to the Company or PubCo (after the Closing), to:

REDL Intermediate Holdings, LLC

c/o AE Industrial Partners, LP
6700 Broken Sound Parkway NW
Boca Raton, FL 33487

Attn:
Email:

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

830 Brickell Plaza
Miami, FL 33131

Attn:
Email:

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and:

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, Illinois 60654

Attn:
Email:

or to such other address as the Party to whom notice is given may have furnished following the date of this Agreement and prior to such notice to others in writing in the manner set forth above.

11. Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitute the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement. For the avoidance of doubt, each of the Sponsor Parties and Parent agrees that this Agreement supersedes and terminates that certain Letter Agreement, dated as of October 23, 2024, by and among each of the Sponsor Parties and Parent (the “Insider Letter”); provided that if this Agreement is terminated pursuant to its terms prior to the Closing, the Insider Letter shall, from the date of such termination of this Agreement, continue in full force and effect in accordance with its terms.

12. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each Party. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by any Party without the other Party’s prior written consent (to be withheld or given in his, her or its sole discretion), except with respect to a Transfer completed in accordance with the terms of this Agreement. Any attempted assignment of this Agreement not in accordance with the terms of this Section 12 shall be void.

13. Mutual Drafting. This Agreement is the joint product of the Parties and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Parties and shall not be construed for or against any Party.

14. Fees and Expenses. Without limiting the rights under the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

15. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform his, her or its respective obligations under the provisions of this Agreement in accordance with their respective specific terms or otherwise breaches such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and in addition to any other remedy to which the same is entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

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16. No Third-Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns (which will, for the avoidance of doubt, include any successor to Parent, including PubCo, which successor will be bound by all obligations and entitled to enforce all rights of Parent under this Agreement) and is not intended, nor shall it be construed, to give any Person, other than the Parties and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or will constitute the Parties, partners or participants in a joint venture.

17. Construction; Miscellaneous. Sections 1.3(a)-(f) and (h) (Construction), 11.7 (Governing Law), 11.8 (Waiver of Jury Trial), 11.9 (Submission to Jurisdiction), 11.10 (Counterparts; Electronic Signatures), 11.12 (Severability), and 11.17 (Non-Survival of Representations and Warranties) of the Business Combination Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

18. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company, Parent, or any of its respective Affiliates or Related Parties any direct or indirect ownership or incidence of ownership of or with respect to any Subject Parent Equity Interests.

19. Certificates. Promptly following the date of this Agreement, Parent shall advise the Transfer Agent in writing that the Subject Parent Equity Interests are subject to the restrictions set forth herein and, in connection therewith, provide the Transfer Agent in writing with such information as is reasonable to ensure compliance with such restrictions.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

EAGLE:

Eagle Equity Partners IV, LLC

By:	/s/ Eli Baker
Name:	Eli Baker
Title:	Managing Member

MANAGEMENT OWNERS:

/s/ Harry E. Sloan
Harry E. Sloan

/s/ Eli Baker
Eli Baker

/s/ Jeff Sagansky
Jeff Sagansky

/s/ Ryan O’Connor
Ryan O’Connor

/s/ Diarmuid Cummins
Diarmuid Cummins

/s/ Amy Gershkoff Bolles
Amy Gershkoff Bolles

/s/ Jason Park
Jason Park

/s/ Anna Marie Wagner
Anna Marie Wagner

/s/ Simon Watson
Simon Watson

[Signature Page to Sponsor Support Agreement]

PARENT:

Bold Eagle Acquisition Corp.

By:	/s/ Eli Baker
Name:	Eli Baker
Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

COMPANY:

REDL Intermediate Holdings, LLC

By:	/s/ Andrew G. Boyd
Name:	Andrew G. Boyd
Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

EXHIBIT B

Form of Joinder

[DATE]

Reference is made to that certain Sponsor Support Agreement, dated as of [●], 2026 (the “Agreement”), by and among Bold Eagle Acquisition Corp., a Cayman Islands exempted company (“Parent”), REDL Intermediate Holdings, LLC, a Delaware limited liability company (the “Company”), and each of the Sponsor Parties identified therein. Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Agreement.

By executing this joinder, the undersigned (the “Transferee”) hereby agrees to be bound by the terms and provisions of the Agreement as a Sponsor Party to the same effect as the Person that transferred Subject Parent Equity Interests to the Transferee and, from and after the date hereof, the Transferee shall have the rights and obligations of a Sponsor Party under the Agreement.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein and in the Agreement is among the Company, Parent and the Transferee solely, and not among the Transferee and any of the other Sponsor Parties.

[●]